UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2009

THE GYMBOREE CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number: 000-21250

Delaware	94-2615258
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Howard Street, San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (415) 278-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On August 11, 2009, The Gymboree Corporation, a Delaware corporation (the “Company”), entered into an Eleventh Amendment to Credit Agreement (the “Eleventh Amendment”), dated as of July 31, 2009, by and between the Company and certain of its subsidiaries and the Bank of America, N.A. The Eleventh Amendment amends certain terms of the Credit Agreement dated as of August 11, 2003, as previously amended, to, among other things, extend the maturity date of the unsecured revolving credit facility from August 11, 2009 to September 1, 2010.

The foregoing summary of the Eleventh Amendment is qualified in its entirety by the terms of the Eleventh Amendment, which is filed with this report as Exhibit 10. 91 and incorporated herein by reference.

Item9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10. 91	Eleventh Amendment to Credit Agreement, dated as of July 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2009

THE GYMBOREE CORPORATION

By:	/s/ Blair W. Lambert
Name:	Blair W. Lambert
Title:	Chief Operating Officer and Chief Financial Officer

Exhibit	Description
10. 91	Eleventh Amendment to Credit Agreement, dated as of July 31, 2009